EXHIBIT 10.10
  CHITTENDEN CORPORATION
  1993 STOCK INCENTIVE PLAN
  (As restated and amended January 1, 1997)

  1.  NAME OF PLAN

    The plan shall be known as the 1993 Chittenden Corporation Stock Incentive Plan (the "Plan").

  2.  PURPOSE OF THE PLAN

    The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to those employees of Chittenden Corporation or any Affiliated Corporation to promote the success of the Company.

  3.  DEFINITIONS

    As used herein, the following definitions shall apply:

    (a) "Affiliated Corporations" shall include members of the controlled group of corporations within the meaning of Section 1563 of the Internal Revenue Code. Those Affiliated Corporations at the time of the adoption of the Amendment to the Plan include Chittenden Trust Company, Bank of Western Massachusetts, Flagship Bank and Trust, and Chittenden Connecticut Corporation.

    (b) "Award" means a grant or award under Section 7, 8, or 9 of the Plan.

    (c)      "Company" means Chittenden Corporation.

    (d)      "Board" means the Board of Directors of the Company.

    (e) "Common Stock" means common stock, par value $1.00 per share, of the Company.

    (f)      "Code" means the Internal Revenue Code of 1986, as amended.

    (g) "Committee" means the Executive Committee appointed by the Board in accordance with Section 5(a) hereof.

    (h) "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of employment with the Company or with an Affiliated Corporation.

             Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, while such approval continues, or in the case of transfers between payroll locations of the Company or between the Company and an Affiliated Corporation.

    (i)      "Effective Date" means the date specified in Section 12 hereof.

    (j)      "Employee"  means  any  person  employed  by  the   Company  or  an
             Affiliated Corporation.

    (k) "Fair Market Value" means the price per share determined by averaging the high and low stock price on the date specified.

    (l) "Incentive Stock Option" means a stock option grant that is intended to meet the requirements of Section 422 of the Code.

    (m) "Non-Qualified Stock Option" means a stock option grant that is not intended to be an Incentive Stock Option.

    (n) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to this Plan.

    (o) "Optioned Stock" means the Common Stock of an Employee who receives an Option.

    (p)      "Optionee" means an Employee who receives an Option.

    (q)      "Plan" means the 1993 Chittenden Corporation Stock Incentive Plan.

    (r)      "Share" means one share of the Common Stock of the Company.

    (s) "Restricted Stock" means shares of Common Stock contingently granted to an employee under Section 8 of the Plan.

  4.  SHARES SUBJECT TO THE PLAN

    As originally approved in 1993, 375,000 shares of Common Stock were allocated for use as defined by the Plan. As a result of subsequent stock splits that number totalled 732,422 shares.

    Except as otherwise required by the provisions of Section 11 hereof, the aggregate number of shares of Common Stock in respect of which Awards may be made shall not exceed an additional 500,000 shares. Such shares may either be authorized but unissued or treasury shares.

    Individual awards granted under this Plan shall not exceed 200,000 shares per participant per year.

    If an Option should expire or become unexercisable for any reason without having been exercised in full or any Award is forfeited for any reason, the shares which were subject thereto shall, unless the Plan shall have been terminated, be available for the grant of other Awards under the Plan.

  5.  ADMINISTRATION OF THE PLAN

    (a) Composition of Executive Committee. The Plan shall be administered by the Executive Committee of the Board of Directors of the Company. Employees who are designated by the Committee shall be eligible to receive Awards under the Plan. All persons designated as members of the Committee shall be non-employee directors of the Corporation within the meaning of Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and outside directors within the meaning of
             Section 162(m) of the Code.

    (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) (i) to interpret the Plan,
             (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to determine Employees to whom Awards shall be granted under the Plan, the amount and terms of such Awards and the time when Awards will be granted, and (iv) to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board
             from time  to time.   A  majority of  the entire Committee shall
             constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

             The President of the Company is hereby authorized to assist the Committee in the administration of the Plan and to execute instruments evidencing Awards on behalf of the Company and to cause them to be delivered to the Employees.

    (c)      Effect of Committee's Decision.   All decisions, determinations and
             interpretations of the Committee shall be final and conclusive on all persons affected thereby.

  6.  ELIGIBILITY

    Awards may be granted by the Board only to those officers and key Employees of the Company and of any Affiliated Corporation who are in positions in which their decisions, actions and counsel significantly impact upon the profitability of the Company, and only in accordance with the determination of the Committee. An Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

  7.  STOCK OPTIONS

    (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employee to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and
             limitations  applicable  to  the  exercise  of  the  Option.    The
             Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing
             Section 422.

    (b) Option Price. The price per share at which each Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than 100% of the Fair Market Value of the Stock at the time such Incentive Stock Option is granted.

    (c) Exercise of Option. An Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee; however, in no event may any Option granted hereunder be exercisable after expiration of 10 years from the date of such grant. The Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, under such circumstances and upon such terms as it deems appropriate. An Option may not be exercised for a fractional Share.

             An Option may be exercised, subject to the provisions hereof relative to its termination and limitations on its exercise, from time to time only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment to the Company (contemporaneously with delivery of each such notice), either in cash, of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised or by the surrender and delivery to the Company of Shares of the same class as the Shares to be acquired by exercise of the Option with a Fair Market Value equal to or less than the total Option price plus cash for any difference.

             Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Company at the Company's executive offices, until the total number of Shares then subject to the Option have been purchased.

    (d) TERMINATION OF EMPLOYMENT

       (1)   If an  Optionee ceases  to be  an employee  of the  Company or  any
             subsidiary  other   than  by   reason  of   death,  retirement   or
             disability, absent a determination by the Committee to the contrary, any options which were exercisable by the Optionee on the date of termination of employment may be exercised any time before their expiration date or within three months after the date of termination, whichever is earlier, but only to the extent that the options were exercisable when employment ceased.

       (2) If an Optionee's employment terminates because of death or disability, all stock options previously granted to the Optionee will become exercisable. In the case of death of the Optionee, options may be exercised at any time before their expiration date or within one year after the date of death, whichever is earlier. In the case of permanent disability, options may be exercised at any time before their expiration date.

       (3) If an Optionee's employment terminates because of retirement, any options which were exercisable by the Optionee on the date of termination of employment may be exercised any time before their expiration date or within one year after the date of termination, whichever is earlier, but only to the extent that the options were exercisable when employment ceased absent a determination by the Committee to the contrary.

  8.  RESTRICTED STOCK

    (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each Employee, the duration of the Restricted Period during which and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. The Committee may determine that the Restricted Period applicable to a particular grant may vary depending upon specific performance targets. These targets will be measured by one or more of the following:
             Corporate profitability, ROE or EPS. The Committee shall determine the Awards to be granted hereunder and the targets to be used for any Award by such date as is permitted under Section 162(m) of the Code for the establishment of performance goals pursuant to which performance-based compensation is to be payable for a particular period.

    (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Employee and deposited by such Employee, with the Company. During this period the Employee shall have voting rights on such shares and shall receive applicable dividends. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Employee or the Employee's legal representative.

    (c) If an Employee's employment terminates by reasons of permanent disability or death, any Restricted Stock held by such Employee shall thereafter vest or any restriction lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of termination had the
             Employee continued to fulfill all of the conditions of the Restricted Stock during such period (or on such accelerated basis as the Committee may determine at or after grant). Unless otherwise determined by the Committee, subject to (j) below, if an Employee's employment terminates for any reasons other than permanent disability or death, the Restricted Stock which is unvested or subject to restriction shall thereupon be forfeited.

  9.  PERFORMANCE AWARDS

    (a) Performance Awards shall consist of shares of Common Stock of the Company to be issued in the event that Profit Goals as measured by one or more of the following: Corporate profitability, EPS or ROE are met. The Committee shall determine the Awards to be granted hereunder and the targets to be used for any Award by such date as is permitted under Section 162(m) of the Code for the establishment of performance goals pursuant to which performance-based compensation is to be payable for a particular period.

    (b) Actual payments of Performance Awards earned shall be in cash or in Common Stock or in a combination of both, as the Committee in its sole discretion determines.

    (c) If Common Stock of the Company is used, the Employee shall not have the right to vote and receive dividends until the Profit Goals are achieved and the actual shares are issued.

    (d) The number of shares of Common Stock to be issued to an Employee will be determined by dividing the dollar value of the portion of the incentive award that is to be paid in stock by the per share Fair Market Dollar Value of the Common Stock on the date that the Employee's award value is calculated.

  10.  CHANGE IN CONTROL

    Notwithstanding anything to the contrary contained herein, and notwithstanding any contrary waiting period or installment period in any option agreement or in the Plan, each outstanding Option and Right granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, and any restriction or deferral limitation applicable to any Restricted Stock, shall lapse and such shares and awards shall be deemed fully vested, in the event of a Change in Control (as hereinafter defined).

    For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

    (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the number of the Company's then outstanding securities;

    (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection 12(i), (iii) or (iv) of this Section 12) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease by any reason to constitute at least one half thereof;

    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 60% of the number of outstanding securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  11.  GENERAL PROVISIONS

    (a) Withholding. The Employer shall have the right to deduct from all amounts paid to an Employee in cash (whether under this plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

    (b) Nontransferability. No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

    (c) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant. Such event will relieve the Employer from any liability, and eliminates the Employee's claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

    (d) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

    (e) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Vermont.

    (f) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on January 1, 1993. No Options or Awards may be granted under the Plan after April 16, 2002.

    (g) Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 162(m) of the Code. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations. The President shall be authorized to make minor or administrative modifications to the Plan as well as modification to the Plan which may be dictated by requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. No modification or termination of the Plan shall, without the Optionee's consent, alter or impair any of their rights or obligations under any Option or Right theretofore granted to him or her under the Plan.

    (h) Amendment of Award. Unless otherwise provided by the Committee in granting an award, but subject to (j) below, the Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which
             (A) an Option or Right becomes exercisable; (B) Restricted Stock becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate. The Option agreement evidencing an Option granted under the Plan may contain such provisions limiting the acceleration of the exercise of Options as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock or cash received by the holder from the Company.

    (i) Adjustments and Assumptions. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Awards granted, and in the purchase price of outstanding Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Awards granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation with appropriate adjustment as to the number and kind of shares and purchase price of the shares.

    (j) Committee Certification and Discretion. No Employee shall receive any shares of Restricted Stock or Performance Awards under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the relevant performance targets have in fact been satisfied. Notwithstanding any other provision of the Plan to the contrary, the Committee shall have the discretion to reduce the size of any individual Award under
             Section 8 or 9, but neither the Committee nor any other person may take any action which would result in the increase of the Award to be paid to any Employee under the terms of the Plan or authorize the payment of shares of Restricted Stock or Performance Awards under this Plan if the performance targets have not been satisfied.

    (k) Section 162(m) Conditions: Bifurcation of Plan. It is the intent of the Company that the Plan and the shares of Restricted Stock and Performance Awards hereunder satisfy and be interpreted in a manner, that, in the case of Employees who are or may be persons whose compensation is subject to Section 162(m) of the Code, satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in
             Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to
             Section 162(m) of the Code.

To record the adoption of the restated and amended Chittenden Corporation 1993 Stock Incentive Plan, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 19th day of February, 1997.

ATTEST:

CHITTENDEN CORPORATION
                                                       Witnessed
By s/F. Sheldon Prentice                               By s/Mary Beth Stanley

Official
Title SVP, General Counsel and Secretary